UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934


                         Date of Report: April 30, 1998
                        (Date of earliest event reported)



Commission File Number: 0-18105
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                                VASOMEDICAL, INC.
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             (Exact name of registrant as specified in its charter)

         DELAWARE                                       11-2871434

(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

180 Linden Avenue, Westbury, New York                     11590
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(Address of Principal Executive Offices)            (Zip Code)

Registrant's Telephone Number, Including Area Code  (516) 997-4600
                                                     -------------

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(Former name or former address, if changed since last report.)

Item 5. Other Events

     On April 30, 1998, Vasomedical, Inc. (the "Company") issued 175,000 shares of newly created 5% Series C Convertible Preferred Stock, $.01 par value, at a price of $20 per share, for an aggregate of $3,500,000. The shares were sold to one (1) accredited investor pursuant to Regulation D promulgated under the Securities Act of 1933. The Series C Convertible Preferred Stock is convertible into Common Stock of the Company at an effective conversion price of the lower of (i) $2.08, or (ii) 85% of the average closing bid price on the Nasdaq SmallCap Market System of the Company's Common Stock for the five (5) trading days immediately preceding the Date of Conversion, as defined in the Certificate of Designation of the Series C Convertible Preferred Stock attached hereto as
Exhibit 3.1. In addition, the Investor was issued five-year warrants to purchase 413,712 shares of Common Stock at an exercise price of $2.08 per share.


Item 7. Financial Statements, Pro Forma Information and Exhibits

  (a) and (b) Financial Statements and Pro Forma Information
       None.

  (c) Exhibits


          Exhibit 3.1 Certificate of Designation of Series C Convertible Preferred Stock of Vasomedical, Inc. as filed with the Delaware Secretary of State on May 1, 1998.

          Exhibit 4.1 Purchase Agreement between Vasomedical, Inc. and JNC Opportunity Fund, Ltd., dated as of April 30, 1998.

          Exhibit 4.2 Registration Rights Agreement between Vasomedical, Inc. and JNC Opportunity Fund, Ltd., dated as of April 30, 1998.

          Exhibit 4.3    Form of Warrant dated April 30, 1998.

          Exhibit 99.1   Press Release dated May 8, 1998.

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                VASOMEDICAL, INC.

                           By:  /s/ Anthony Viscusi
                                -------------------
                                Anthony Viscusi
                                President and CEO (Principal Executive
                                Officer)

                                /s/ Joseph A. Giacalone
                                -----------------------
                                Joseph A. Giacalone
                                Treasurer and Secretary (Principal Financial
                                and Accounting Officer)


Date:  May 11, 1998